Exhibit 4.27

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW.  THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.  ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THAT CERTAIN LOAN AGREEMENT ATTACHED HERETO (INDIVIDUALLY AND COLLECTIVELY REFERRED TO HEREIN AS THE “NOTE”), EXECUTED BY BAYWOOD INTERNATIONAL, INC., A NEVADA CORPORATION (THE “COMPANY”), AS MAKER, IN FAVOR OF THE LENDER (AS THE SAME MAY BE AMENDED AND RESTATED FROM TIME TO TIME).  NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL THE CONDITIONS OF THE NOTE AND THE TERMS OF THIS WARRANT HAVE BEEN FULFILLED. COPIES OF THE NOTE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

BAYWOOD INTERNATIONAL, INC.

COMMON STOCK PURCHASE WARRANT

No. W - 150	Issuance Date: February 19, 2008

1.

Warrant

1.1

Grant of Warrant.  Baywood International, Inc., a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt of which is hereby acknowledged, the purchaser of this Warrant, O. Lee Tawes, III, (“Holder”), is entitled, subject to the terms set forth below and the terms and conditions of the Note attached hereto executed by the Company in favor of the Holder, to purchase at the Exercise Price (as defined in Section 1.2), from the Company at any time or from time to time during the Exercise Period (as defined in Section 9), Fifty Thousand (50,000) unregistered shares of the Company’s fully paid and non-assessable common stock, par value $0.001 per share (the “Common Stock”).  Holder acknowledges that the number of common shares described in the preceding sentence is the total of all common shares that the Holder is entitled to acquire under the Note attached hereto.

1.2

Exercise Price.  Holder shall pay a per share purchase price of $.79 for each share of the Company’s Common Stock purchased under this Warrant (such price per share is referred to herein as the “Exercise Price”).

1.3

Adjustments for Issuance of Common Stock and Amount of Outstanding Common Stock.  If there shall occur any stock split, stock dividend, reverse stock split, or other subdivision of the Company’s Common Stock (“Stock Event”), for which the Company receives no new value, then the number of shares of Common Stock to be received by the Holder of this Warrant shall be appropriately adjusted (upward or downward) so that the proportion of (a) the number of shares issuable hereunder, plus the number of shares of Warrant Stock (as defined below) held by the Holder of this

Warrant, to (b) the total number of shares of the Company (on a fully diluted basis) prior to such Stock Event is equal to the proportion of (x) the number of shares issuable hereunder, plus the number of shares of Warrant Stock held by the Holder of this Warrant after such Stock Event to (y) the total number of shares of the Company (on a fully diluted basis) after such Stock Event.  No adjustment to the Exercise Price shall be made in connection with any adjustment of the number of shares of Common Stock receivable upon exercise of this Warrant, except that the Exercise Price shall be proportionally decreased or increased upon the occurrence of any stock split, stock dividend, reverse stock split or other subdivision of the Common Stock so that the aggregate Exercise Price payable if the Warrant was exercised in full shall be the same both before and after the Stock Event; provided, however, that in no event will the Exercise Price be less than the par value of the Common Stock.  The provisions of this Section 1.3 shall not apply if the Company issues its Common Stock or other securities for new consideration or if it repurchases its own shares.  For purposes of this Section 1.3, “Warrant Stock” means shares of Common Stock issued to the Holder upon the partial exercise of this Warrant.

2.

Exercise of Warrant.

2.1

Exercise.  This Warrant may be exercised, prior to its expiration pursuant to Section 2.3, by the Holder hereof at any time or from time to time during the Exercise Period (as defined in Section 9), by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, by certified or official bank check payable to the order of the Company or by wire transfer to its account, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then being exercised by the Exercise Price.  In the event the Warrant is not exercised in full, the Company, at its expense, will forthwith issue and deliver to, or upon the order of, the Holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may request, having in the aggregate in Section 1.1 thereof the number of shares of Common Stock equal (subject to any adjustment provided for herein) to the number of such shares called for in Section 1.1 of this Warrant minus the number of such shares (subject to any adjustment provided for herein) for which this Warrant shall have been exercised.  Upon exercise of this Warrant in accordance with this Section 2.1, the Holder shall be, and shall be deemed to be, for all purposes, a holder of record of the number of shares of Common Stock for which this Warrant has been exercised, notwithstanding any delay or failure of the Company to issue stock certificates as provided in Section 3 hereof.  Immediately upon exercise, the Holder shall have the right to vote on all matters on which holders of Common Stock have a right to vote, shall be deemed a record holder for the purposes of voting, dividends or any other distributions, and shall have all other rights of a stockholder of record under the laws of the State of Nevada.  Upon any exercise of this Warrant, in whole or in part, the Holder shall pay the aggregate Exercise Price with respect to the shares of Common Stock for which this Warrant is then being exercised (collectively, the “Exercise Shares”) by payment of cash in the form referred to in the first sentence of this Section 2.1.

2.2

Class of Stock Receivable Upon Exercise.  If at the time of exercise the Company has more than one class of Common Stock outstanding, the shares of Common Stock receivable upon exercise of this Warrant shall be the shares of Common Stock designated herein upon such exercise by the Holder.  If at any time the Common Stock to which this Warrant is applicable is converted into any other class of stock (“Other Securities”), this Warrant shall continue in force and effect and shall be applicable with respect to such Other Securities.

2.3

Termination.  This Warrant shall terminate upon the earlier to occur of (a) the exercise in full, or (b) at 5:00 p.m. (Phoenix Time) on February 19, 2013.

3.

Delivery of Stock Certificates on Exercise.

3.1

Delivery.  As soon as practicable after the exercise of this Warrant in full or in part, and in any event within seven business days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock (or Other Securities (as defined in Section 2.2)) to which such Holder shall be entitled on such exercise, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise.

3.2

Legend.  The Company may cause the following legend to be set forth on each certificate representing shares of Common Stock acquired under this Warrant or any other security issued or issuable upon the exercise of this Warrant, unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR APPLICABLE STATE LAW AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS REGISTERED UNDER THE ACT AND STATE LAW, OR, UNLESS IN THE OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THE SECURITIES, SUCH OFFER, SALE, OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION.

3.3

Fractional Shares.  In the event that the exercise of this Warrant, in whole  or in part, results in the issuance of any fractional share of Common Stock, then in such event the Holder shall be entitled to cash equal to the fair market value of such fractional share as determined in good faith by the Company’s Board of Directors.

4.

Continuation of Terms.  Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) of the Company, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger, or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

5.

No Impairment; No Preemptive Rights.  The Company will not, by amendment of its Articles of Incorporation (or similar documents) or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrant.  Nothing in this Warrant shall grant (or be construed to grant) Holder any preemptive or other preferential rights with respect to the issuance of any class of the Company debt or equity securities.

6.

Notices.  In the event of:

(a)

any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or any consolidation or merger of the Company with or into any other Person; or

(b)

any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such event, the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is anticipated to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up.  Such notice shall be mailed at least 15 days prior to the date specified in such notice on which any such record or other action is to be taken.

7.

Reservation of Stock Issuable on Exercise of Warrant.  The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, a number of shares of Common Stock equal to the total number of shares of Common Stock from time to time issuable upon exercise of this Warrant, and, from time to time, will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant, which is not reflected on its corporate register and which is not in compliance with federal and state securities laws.

8.

Registered Form.  This Warrant shall be in registered form only in accordance with the Note.  The Company shall treat the person reflected on its corporate register as the Holder of the Warrant.  The Company shall not be obligated to recognize any transfer of this Warrant which is not reflected in its corporate register and which is not in compliance with federal and state securities laws.

9.

Definitions.  As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)

The term “Common Stock” includes (i) the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), (ii) any other capital stock of any class or classes (however designated) of the Company, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and (iii) any other securities into which or for which any of the securities described in clauses (i) or (ii) above have been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(b)

The term “Exercise Period” shall mean the period beginning on the date of issuance and ending at 5:00 p.m. on February 19, 2013.

(c)

The term “Warrant Stock” means shares of Common Stock issued to the holder upon the exercise of this Warrant.

(d)

The term “Other Securities” shall have the meaning stated in Section 2.2.

10.

Warrant Agent.  The Company may, by written notice to the holder of this Warrant, appoint an agent having an office in Phoenix, Arizona for the purpose of issuing Common Stock on the exercise of this Warrant pursuant to Section 2 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

11.

Promissory Note.  This Warrant is issued pursuant to the terms and conditions of the aforementioned Note and shall be subject to all terms and conditions thereof pertaining to the Company’s issuance of Warrants.

12.

Accredited Investor.  The Holder of this Warrant is an “Accredited Investor” as such term is defined in the Securities Act of 1933 and any regulation issued thereunder.  By accepting this Warrant, the Holder represents and warrants to the Company that he is an Accredited Investor, as defined above.

13.

Remedies.  The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

14.

Benefit.  This Warrant shall be binding upon, and inure solely to the benefit of the Company and Holder and no other person shall acquire or have any right under or by virtue of this Warrant.

15.

Registration Rights.  Subject to the limitations of this Section, the Company agrees to register shares of Warrant Stock, upon the request of Holder, if the Company files a registration statement under the Securities Act of 1933 (“the Act”), which relates to a current offering of the Company’s Common Stock (except a registration statement filed in connection with an offering of the Company’s equity securities to its employees pursuant to any employee benefit or stock option plan or any dividend reinvestment plan maintained or pursuant to a merger agreement or agreement to acquire the assets of another entity or similar transaction) so as to permit the public sale of the Warrant Stock by the Holder in compliance with the Act.  The Company shall give written notice (the “Registration Notice”) to Holder of its intention to file a registration statement under the Act relating to an offering of its Common Stock not less than sixty (60) days prior to the filing of such registration statement with the Securities and Exchange Commission (“SEC”).  The Holder may request that the Company include all or a portion of his Warrant Stock in such registration statement, only if such request is made not later than thirty (30) days prior to the date specified in the Registration Notice as the date on which the Company intends to file its registration statement with the SEC.  Neither the Company’s delivery of the Registration Notice nor the delivery of a request by Holder for registration of Warrant Stock shall obligate the Company to file a registration statement and, notwithstanding the filing of a registration statement, the Company may at any time prior to the effective date determine not to offer the securities described in the registration statement, and may withdraw the registration statement without liability to any Holder of Warrant Stock.  In that event, the Company shall pay all expenses of the registration statement incurred through the date it is withdrawn.  The Company shall pay the entire cost of any Registration Statement covering Warrant Stock, including, without limitation, attorneys’ fees, accounting fees, filing fees and printing costs, but excluding any underwriter’s discount.  The Holder shall be solely responsible for any underwriter discount on Warrant Stock sold by the Holder.  Any Warrant Stock included in a registration statement filed by the Company shall be subject to underwriter cutbacks and any other limitations an underwriter, in its discretion, may impose on the inclusion of such Warrant Stock in the registration statement.

16.

Notices.  All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, or sent by overnight courier (or sent in the form of a telecopy) at the following addresses:

If to Company:

Baywood International, Inc.

14950 North 83rd Place, Suite 1

Scottsdale, Arizona  85260

Attn:  Mr. Neil Reithinger, President & C.E.O.

Facsimile:  (480)483-2168

If to Holder:

O. Lee Tawes, III

c/o Northeast Securities Inc.

100 Wall Street

New York, NY 10005

Facsimile:  (____) __________

17.

Severability.  In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

18.

Integration.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.  The parties waive any common law right to orally modify this Warrant.

19.

Choice of Law.  This Warrant shall be governed by and construed in accordance with the domestic substantive laws (and not the conflict of law rules) of the State of Nevada.

20.

Headings.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be executed by its duly authorized officer and attested by its Secretary.

Dated as of 19th February, 2008

Baywood International, Inc., a Nevada corporation

		By:	/s/ Neil Reithinger
Neil Reithinger President & C.E.O.
Attest:

/s/ Karl Rullich	,Secretary